In reference to the Loan Agreement ("Agreement") dated March 3, 1997 between Union Bank of California, N.A. ("Bank") and P-Com, a Delaware Corporation, ("Borrower") for a loan in the amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000), the Bank and Borrower desire to amend the Agreement. This amendment shall be called the First Amendment to the Agreement. Initially capitalized terms used herein which are not otherwise defined shall have the meaning assigned thereto in the Agreement.

     Amendments to the Agreement :

     SECTION 4. Affirmative Covenants

          Subsection 4.7 Quick Ratio, line 2, of the Agreement is hereby amended by substituting "1.30:1.00" for 1.75:1.00"

          Subsection 4.8 Tangible Net Worth

          a) line 2, of the Agreement is hereby amended by substituting "Eighty Five Million Dollars ($85,000,000)" for "One Hundred Million Dollars ($100,000,000)

          b) lines 3 and 4, of the Agreement is hereby amended by substituting "one hundred percent (100%)" for "ninety percent (90%)"

          Subsection 4.9 Debt to Tangible Net Worth, line 2, of the Agreement is hereby amended by substituting "0.60:1.0" for "0.5:1.00."

     SECTION 5. Negative Covenants

          Subsection 5.7 Capital Expenditures,

          a) line 2, of the Agreement is hereby amended by substituting "Fifteen Million Dollars ($15,000,000)" for "Ten Million Dollars
($10,000,000)

          b) line 3, of the Agreement is hereby amended by substituting "Seven Million Five Hundred Thousand Dollars ($7,500,000)" for "Five Million Dollars ($5,000,000)"


     This First Amendment shall become effective and retroactive to April 1, 1997, when the Bank shall have received the acknowledgment copy of this First Amendment executed by the Borrower on or before May 20, 1997.

     Except as specifically amended hereby, the Agreement shall remain in full force and effect and is hereby ratified and confirmed. This First Amendment shall not be a waiver of any existing default or breach of a condition to covenant unless specified herein.

Very truly yours,

Union Bank of California, N.A.

By:    /s/ John Noble
       -------------------------
       John Noble
       Vice President

By:    /s/ James Goudy
       -------------------------
       James Goudy
       Vice President

Agreed and Accepted this day 13th
of May 1997.

P-Com, Inc.

By:    /s/ Michael Sophie
       -------------------------
Name:  Michael Sophie

Title: CFO/VP Finance